LEASE AMENDMENT NUMBER SIX

This Lease Amendment Number Six ("Amendment") dated as of the 15th day of December, 2017 is entered into by and between Nelnet Real Estate Ventures, Inc., a Florida corporation ("Landlord") and Union Bank and Trust Company, a Nebraska banking corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office Building Lease dated as of June 21, 1996, and amended June 11, 1997, February 8, 2001, May 23, 2005, November 13, 2007 and September 9, 2017 ("Lease").

WHEREAS, Tenant's final option exercised pursuant to Amendment Number Five expires June 30, 2018.

WHEREAS, Tenant and Landlord desire to extend the Lease beyond Tenant's final Option Term.

Now, therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the premises herein, the parties agree as follows:

1. Section 1.10 of the Lease is deleted in its entirety and replaced with the following:

   Lease Term. "The term of this Lease shall be five (5) years."

2. Section 1.11 of the Lease is deleted in its entirety and replaced with the following:

   Option Term. "There shall be one (1) five (5) year option term that may be exercised upon mutual agreement of Landlord and Tenant prior to the expiration of the Lease Term."

3. Section 1.12 of the Lease is deleted in its entirety and replaced with the following:

   Lease Year. "A 12 month period commencing on June 1, 2018, and on any yearly anniversary date thereof."

4. Section 1.16 of the Lease is deleted in its entirety and replaced with the following:

Monthly Rental. Monthly Rental in the applicable Lease Year shall be equivalent to the number stated in the Monthly Rental Installment for a given Lease Year in the table below:

Lease Year	Annual Rent/Square Foot	Basic Annual Rent	Monthly Rental Installment
7/1/18-06/30/19	$19.00	$77,425.00	$6,452.08
7/1/19-06/30/20	$19.57	$79,747.75	$6,645.65

7/1/20-06/30/21	$19.57	$79,747.75	$6,645.65
7/1/21-06/30/22	$20.16	$82,152	$6,846.00
7/1/22-06/30/23	$20.16	$82,152	$6,846.00

5. Section 4.2 of the Lease is deleted in its entirety and replaced with the following:

"Beginning with the first year of the first Option Term, Monthly Rental in the applicable Lease Year shall be equivalent to the number stated in the Monthly Rental Installment for a given Lease Year in the table below:

Lease Year	Annual Rent/Square Foot	Basic Annual Rent	Monthly Rental Installment
7/1/23-06/30/24	$20.16	$82,152	$6,846.00
7/1/24-06/30/25	$20.76	$84,597.00	$7,049.75
7/1/25-06/30/26	$20.76	$84,597.00	$7,049.75
7/1/26-06/30/27	$21.38	$87,123.00	$7,260.29
7/1/27-06/30/28	$21.38	$87,123.00	$7,260.29

6. No Other Changes. All of the other terms and conditions of the Lease, including the amendments contained therein, shall remain in full force and effect except as may be subsequently amended by written agreement of both parties hereto.

[*Signature Page follows*]

TENANT:
Union Bank and Trust Company, a Nebraska banking corporation

By: Karen Helmberger

Printed Name: Karen Helmberger

Title: First Vice President 12/15/17

LANDLORD:
Nelnet Real Estate Ventures, Inc., a Florida corporation

By: James D Kruger

Printed Name: James D Kruger

Title: CFO